                                                                       Exhibit 6








                               [NAME IN CHINESE]
               (HUACHEN AUTOMOTIVE GROUP HOLDINGS COMPANY LIMITED)


                                       AND


                                    SU QIANG
                            (ALSO KNOWN AS SO KEUNG)






                    -----------------------------------------

                              CALL OPTION AGREEMENT

                   -------------------------------------------














                                     BAKER &
                           14th Floor Hutchison House
                                10 Harcourt Road
                                    Hong Kong
                      LKL/EC/DK/DK01938.FIN2(SU)(Clean).DOC

                                    CONTENTS


CLAUSE                                            HEADING                                                  PAGE
------                                            -------                                                  ----
1.                Definitions and Interpretation..............................................................1
2.                Call Option.................................................................................3
3.                Further Obligations of the Parties..........................................................4
4.                Restriction on Announcements................................................................6
5.                General.....................................................................................6
6.                Governing Law and Submission to Jurisdiction................................................7


Execution         ............................................................................................8

DATE:

PARTIES:

(1) [NAME IN CHINESE] (HUACHEN AUTOMOTIVE GROUP HOLDINGS COMPANY LIMITED), a wholly state-owned limited liability company established in the People's Republic of China whose legal address is at 26 Kunshandong Road, Huanggu District, Shenyang City, Liaoning Province 110032, PRC ( "HUACHEN"); and

(2) SU QIANG (ALSO KNOWN AS SO KEUNG) of Suites 2303 - 2306, 23rd Floor, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong ("MR. SU").


RECITALS:

(A) Pursuant to a sale and purchase agreement entered into between Huachen and the Foundation on the date hereof, the Foundation agreed to sell, and Huachen agreed to purchase, a total of 1,446,121,500 Shares beneficially owned by the Foundation, representing approximately 39.45% of the total issued share capital of the Company and the Foundation's entire interest in the Company, and Huachen has agreed to make the Offer, in each case subject to the terms and conditions set out therein.

(B) On the date hereof, the Offerors agreed to form a syndicate for the purpose of making the Offer.

(C) Huachen agrees to grant to Mr. Su a call option in respect of 84,464,788 Shares upon the terms and conditions hereinafter contained.


TERMS AGREED:

1.       DEFINITIONS AND INTERPRETATION

1.01 In this Deed where the context so admits the following words and expressions shall have the following meanings:

         "ADS" means an American depositary share representing ownership of 100 Shares in the issued share capital of the Company;

         "COMPANY" means Brilliance China Automotive Holdings Limited;

         "EVENT OF DEFAULT" means failure on the part of Mr. Su to pay the Balance in full on or before the relevant due date pursuant to Clause 3.01(a);

         "FOUNDATION" means Chinese Financial Education Development Foundation, a non-governmental non-profit making organisation established in the PRC;

         "HK$" means Hong Kong dollars, the lawful currency for the time being of Hong Kong;

         "HONG KONG" means the Hong Kong Special Administrative Region of the
         PRC;

         "OFFER" means the conditional cash offer to be made by CLSA Limited on behalf of the Offerors in accordance with the Takeovers Code for the Offer Shares as described in clause 4.01 of the Principal Agreement and in the manner as shall be approved by the Executive Director for the time being of the Corporate Finance Division of the Securities and Futures Commission of Hong Kong and any delegate for the time being of the Executive Director;

         "OFFER SHARES" means the existing issued Shares (whether in the form of ordinary shares with a par value of US$0.01 each in the capital of the Company or ADSs) but excluding the Sale Shares and any other Shares (whether in the form of ordinary shares with a par value of US$0.01 each in the capital of the Company or ADSs) owned by the Offerors and parties acting in concert with them (within the meaning of the Takeovers Code) on the date of this Deed and/or acquired or agreed to be acquired by the Offerors and parties acting in concert with them (within the meaning of the Takeovers Code) while the Offer remains open for acceptance;

         "OFFERORS" means Huachen, Mr. Su, Mr. Wu Xiao An (also known as Ng Siu
         On), Mr. Hong Xing and Mr. He Tao (also known as Ho To);

         "OPTION PERIOD" means the period of 3 years commencing from the date falling 6 months after the earlier of:

         (a)      the end of the Offer; and

         (b) the close of the Offer in accordance with the offer document to be issued by the Offerors in respect of the Offer as required under the Takeovers Code;

         "OPTION SHARES" means 84,464,788 Shares;

         "PARTIES" means the parties executing this Deed and "PARTY" means either one of them;

         "PRC" means the People's Republic of China but excluding, for the purposes of this Deed, Hong Kong, Macau Special Administrative Region of the PRC and Taiwan;

         "PRINCIPAL AGREEMENT" means the sale and purchase agreement entered into between Huachen and the Foundation on the date hereof in respect of, inter alia, the sale and purchase of the Sale Shares;

         "SALE SHARES" means the 1,446,121,500 Shares acquired by Huachen pursuant to the Principal Agreement;

         "SHARES" means ordinary shares with a par value of US$0.01 each in the capital of the Company; and

         "TAKEOVERS CODE" means the Hong Kong Code on Takeovers and Mergers; and



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

         "US$" means United States dollars, the lawful currency of the United States of America.

1.02 The expressions "HUACHEN" and "MR. SU" shall, where the context permits, include their respective successors, personal representatives and permitted assigns.

1.03 Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

1.04     In construing this Deed:

         (a) the rule known as the ejusdem generis rule shall not apply and, accordingly, general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

         (b) general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.


2.       CALL OPTION

2.01 In consideration of payment by Mr. Su of HK$1.00 to Huachen, Huachen hereby irrevocably grants to Mr. Su the right to purchase all or part of the Option Shares at any time during the Option Period (the "CALL OPTION"). Upon the expiry of such Option Period, the Call Option shall lapse if not previously exercised.

2.02 The Call Option shall be exercised by Mr. Su serving on Huachen written notice (the "CALL OPTION NOTICE") of his wish to exercise the same. The Call Option Notice shall specify the number of Shares in respect of which the option is exercised and shall not be revocable by Mr. Su otherwise than with the consent in writing of Huachen.

2.03 The price at which such purchase shall take place pursuant to the Call Option shall be HK$0.95 per Share (the "EXERCISE PRICE").

2.04 Completion of the purchase pursuant to a Call Option Notice shall take place on the date falling 2 days after the date of receipt by Huachen of the relevant Call Option Notice from Mr. Su (or such other date as the Parties may agree in writing) (the "OPTION COMPLETION DATE") at the offices of Baker & McKenzie at 14th Floor, Hutchison House, 10 Harcourt Road, Hong Kong (or at such other place as the Parties may agree in writing) when all (but not some) of the matters contained in this Clause 2.04 shall occur:

         (a)      Mr. Su shall pay to Huachen:

                  (i) the amount obtained by multiplying the number of Shares in respect of which the option is exercised (as specified in the Call Option Notice) (the "RELEVANT Shares") by the Exercise Price (the "RELEVANT SUM"); or

                  (ii)     if he so elects, 10% of the Relevant Sum; and

         (b) Huachen shall, subject to compliance by Mr. Su of his obligation under Clause 2.04(a), deliver to Mr. Su duly executed instruments of transfer and sold notes in respect of the Relevant Shares in favour of Mr. Su accompanied by the relevant share certificate(s).


3.       FURTHER OBLIGATIONS OF THE PARTIES

3.01 In the event that Mr. Su elects to pay 10% of the Relevant Sum as contemplated in Clause 2.04(a)(ii), he shall:

         (a) pay to Huachen 90% of the Relevant Sum (the "BALANCE") on or before the day falling 3 years after the Option Completion Date; and

         (b)      forthwith on the Option Completion Date:

                  (i) mortgage, charge and assign the Relevant Shares to Huachen as a continuing security for the due and punctual payment of Balance pursuant to the terms of this Deed; and

                  (ii) deliver to Huachen, as security for the performance of his payment obligation under Clause 3.01(a), the share certificate(s) for the Relevant Shares.

3.02 Huachen shall, upon receipt of the Balance or any part thereof from Mr. Su in satisfaction of all or part of his obligations under Clause 3.01(a), as soon as reasonably practicable and at Mr. Su's cost, release to Mr. Su certificate(s) for such number of Shares as is calculated in accordance with the following formula, which he previously delivered to Huachen pursuant to Clause 3.01(b)(ii) above and which were held by Huachen as security for performance by Mr. Su of his obligation under Clause 3.01(a):

         Amount received by Huachen from Mr. Su on the relevant occasion
         ---------------------------------------------------------------
                             Exercise Price x (0.9)

         Upon payment of the Balance in full by Mr. Su pursuant to Clause 3.01(a), Huachen shall, as soon as reasonably practicable and at Mr. Su's cost, release to Mr. Su any share certificate(s) for any of the Relevant Shares (if any) which:

         (a) Mr. Su previously delivered to Huachen pursuant to Clause 3.01(b)(ii) above and which were held by Huachen as security for performance by Mr. Su of his obligation under Clause 3.01(a); and

         (b) have not been released to the Mr. Su (whether pursuant to this Clause 3.02 or otherwise).

3.03 Mr. Su agrees that, at any time after the occurrence of the Event of Default, Huachen may:

         (a) at the cost of Mr. Su, register such part of the Relevant Shares which are represented by share certificate(s) which remain in the possession of Huachen in the name of Huachen or its nominee; or

         (b) if Huachen in its absolute discretion so elects, sell or dispose of all or any part of the Relevant Shares which are represented by share certificate(s) which remain in the possession of Huachen.

         In addition, and without limiting the generality of the foregoing, at any time after the occurrence of the Event of Default, Mr. Su undertakes, forthwith upon Huachen's request, to do and execute or procure to be done and executed all such further acts, deeds, transfers, powers of attorney, proxies and other documents and things which Huachen may require for perfecting Huachen's title to any of the Relevant Shares which are represented by share certificate(s) which remain in the possession of Huachen or for vesting or enabling it to vest the same in itself, its nominee or in any purchaser.

3.04 Mr. Su undertakes and agrees with Huachen that, so long as the Balance or any part thereof remains owing and unless Huachen otherwise agrees in writing:

         (a) he will not create or attempt or agree to create or permit to arise or exist any encumbrance over all or any part of the Relevant Shares which are represented by share certificate(s) which remain in the possession of Huachen or any interest therein or otherwise assign, deal with or dispose of all or any part of the Relevant Shares which are represented by share certificate(s) which remain in the possession of Huachen (except under or pursuant to this Deed);

         (b) he will not grant in favour of any other person any interest in or any option or other rights in respect of any part of the Relevant Shares which are represented by share certificate(s) which remain in the possession of Huachen;

         (c) he will at all times remain the legal and beneficial owner of such part of the Relevant Shares which are represented by share certificate(s) which remain in the possession of Huachen; and

         (d) he will not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value of Huachen's security created pursuant to Clause 3.01(b)(i).




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

4.       RESTRICTION ON ANNOUNCEMENTS

         Mr. Su undertakes that as from the date of this Deed he will not (save as required by law, any regulatory requirement, The Stock Exchange of Hong Kong Limited, the Securities and Futures Commission of Hong Kong or any rule of any relevant stock exchange) make any announcement in connection with this Deed or the transactions or arrangements contemplated hereunder or referred to herein unless Huachen shall have given its consent to such announcement (which consent may not be unreasonably withheld and may be given either generally or in a specific case or cases and may be subject to conditions).


5.       GENERAL

5.01 Each notice, demand or other communication given or made under this Deed shall be in writing and delivered or sent to the relevant Party at its address stated at the beginning of this Deed (or such other address as the addressee has by 5 days' prior written notice specified to the other Party).

5.02 This Deed constitutes the whole agreement between the Parties and supersedes any previous agreements or arrangements between them relating to the subject matter hereof; it is expressly declared that no variations hereof shall be effective unless made in writing signed by the Parties or duly authorised representatives of the Parties.

5.03 All of the provisions of this Deed shall remain in full force and effect notwithstanding completion of the purchase of Shares pursuant to the Call Option Notice to which such Shares relate in accordance with Clause 2.04 (except insofar as they set out obligations which have been fully performed on the relevant Option Completion Date).

5.04 If any provision or part of a provision of this Deed or its application to any Party shall be, or be found by any authority or court of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Deed, all of which shall remain in full force and effect.

5.05 No failure or delay by Huachen in exercising any right, power or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by Huachen of any breach of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

5.06 This Deed may be executed in one or more counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart and each such counterpart shall constitute an original of this Deed but all the counterparts shall together constitute one and the same instrument.

5.07 This Deed has been executed in the English language and the Chinese language. In the event of any inconsistency between the English language version and the Chinese language version, the English language version shall prevail.


6.       GOVERNING LAW AND SUBMISSION TO JURISDICTION

6.01 This Deed shall be governed by and construed in accordance with the laws of Hong Kong and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

6.02 Huachen hereby irrevocably appoints Mr. Wu Xiao An (also known as Ng Siu On) of Suites 2303 - 2306, 23rd Floor, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) refuses to serve or no longer serves as agent of Huachen for this purpose, Huachen shall promptly appoint a successor agent, notify Mr. Su thereof and deliver to Mr. Su a copy of the new process agent's acceptance of appointment, provided that until Mr. Su receives such notification, he shall be entitled to treat the agent named above (or its said successor) as the agent of Huachen for the purposes of this Clause 6.02. Huachen agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to it.

IN WITNESS WHEREOF the parties hereto have executed this document as a deed on the date appearing at the head hereof.


SIGNED, SEALED AND DELIVERED           )
by SU QIANG                            )    SEAL    /s/ Su Qiang
(ALSO KNOWN AS SO KEUNG)               )            ---------------------------
in the presence of:                    )
/s/ Fung Ping
----------------------------










THE COMMON SEAL of                       )
[NAME IN CHINESE]                        )
(HUACHEN AUTOMOTIVE GROUP HOLDINGS       }
COMPANY LIMITED)                         )
was hereunto affixed in the presence of: )    SEAL    /s/ Yang Bao Shan
/s/ Zhu Xue Dong                         )            -------------------------
----------------------------


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